UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2006

NeoMagic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22009	77-0344424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 988-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2006, NeoMagic Corporation (the “Company”) entered into employment agreements dated May 1, 2006 with each of its Chief Executive Officer, Douglas R. Young, and its Chief Financial Officer, Scott Sullinger.

The following is a brief description of the material terms of the employment agreement of Mr. Young:

•	Mr. Young will receive an annual base salary of $260,000 per year and will continue to have at will employment.

•	In the event of a change in control (as defined in the agreement), Mr. Young will receive a lump sum payment in an amount equal to one year of salary.

•	In the event of a termination of Mr. Young’s employment other than for cause (as defined in the agreement), Mr. Young will receive: (1) a lump sum payment in an amount equal to six months of salary, (2) Company-paid coverage for Mr. Young and his eligible dependents under the Company’s benefit plans for twelve (12) months following such termination, and (3) the right to exercise all vested and outstanding stock options and stock appreciation rights granted to Mr. Young by the Company for six (6) months from the effective date of such termination.

•	In the event of a termination of Mr. Young’s employment other than for cause and in connection with a change in control, Mr. Young will receive: (1) a lump sum payment in an amount equal to one year of salary (which payment is in addition to the payment made upon a change of control), (2) Company-paid coverage for Mr. Young and his eligible dependents under the Company’s benefit plans for twelve (12) months following such termination, (3) all outstanding options, stock appreciation rights or other similar rights to acquire Company common stock that are not otherwise vested as of such date shall immediately vest in full, and (4) the right to exercise all vested and outstanding stock options and stock appreciation rights granted to Mr. Young by the Company for six (6) months from the effective date of such termination.

The following is a brief description of the material terms of the employment agreement of Mr. Sullinger:

•	Mr. Sullinger will receive an annual base salary of $225,000 per year and will continue to have at will employment.

•	In the event of a change in control (as defined in the agreement), Mr. Sullinger will receive a lump sum payment in an amount equal to one year of salary.

•	In the event of a termination of Mr. Sullinger’s employment other than for cause (as defined in the agreement), Mr. Sullinger will receive: (1) a lump sum payment in an amount equal to six months of salary, (2) Company-paid coverage for Mr. Sullinger and his eligible dependents under the Company’s benefit plans for twelve (12) months following such termination, and (3) the right to exercise all vested and outstanding stock options and stock appreciation rights granted to Mr. Sullinger by the Company for six (6) months from the effective date of such termination.

•	In the event of a termination of Mr. Sullinger’s employment other than for cause and in connection with a change in control, Mr. Sullinger will receive: (1) a lump sum payment in an amount equal to nine months of salary (which payment is in addition to the payment made upon a change of control), (2) Company-paid coverage for Mr. Sullinger and his eligible dependents under the Company’s benefit plans for twelve (12) months following such termination, (3) all outstanding options, stock appreciation rights or other similar rights to acquire Company common stock that are not otherwise vested as of such date shall immediately vest in full, and (4) the right to exercise all vested and outstanding stock options and stock appreciation rights granted to Mr. Sullinger by the Company for six (6) months from the effective date of such termination.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.15	Employment Agreement between NeoMagic Corporation and Douglas R. Young dated May 1, 2006.

10.16	Employment Agreement between NeoMagic Corporation and Scott Sullinger dated May 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date: May 4, 2006	/s/ Scott Sullinger
Scott Sullinger
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.15	Employment Agreement between NeoMagic Corporation and Douglas R. Young dated May 1, 2006.

10.16	Employment Agreement between NeoMagic Corporation and Scott Sullinger dated May 1, 2006.